EXHIBIT 5.1

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP


                                 July 28, 2000

Concero Inc.
6300 Bridgeport Parkway, Building 3
Suite 200
Austin, TX  78730


Re:   Concero Inc.
      Registration Statement for Offering of an Aggregate of 2,250,000 Shares of Common Stock

Ladies and Gentlemen:

         We have acted as counsel to Concero Inc., a Delaware corporation (the "Company") in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 2,250,000 shares of common stock (the "Shares") and related stock options for issuance under the Company's 1996 Stock Option/Stock Issuance Plan, 2000 Non-Officer Stock Option/Stock Issuance Plan, and Employee Stock Purchase Plan (the "Plans").

         This opinion is being furnished in accordance with the  requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

         We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and implementation of the Plans. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to (a) the provisions of stock option agreements duly authorized under the Company's 1996 Stock Option/Stock Issuance Plan and 2000 Non-Officer Stock Option/Stock Issuance Plan and in accordance with the Registration Statement, (b) duly authorized direct stock issuances in accordance with the Company's 1996 Stock Option/Stock Issuance Plan and 2000 Non-Officer
Stock Option/Stock Issuance Plan and in accordance with the Registration Statement, or (c) duly authorized stock purchase rights issued under the Employee Stock Purchase Plan effected in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans or the Shares.

                                 Very truly yours,



                                 /s/ BROBECK, PHLEGER & HARRISON LLP

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